Exhibit No. EX-99(d)(2)(a)

                                    EXHIBIT A

                          INVESTMENT ADVISORY AGREEMENT
                          BETWEEN GARTMORE MUTUAL FUNDS
                  AND GARTMORE MORLEY CAPITAL MANAGEMENT, INC.
                      AMENDED, EFFECTIVE FEBRUARY 28, 2006

FUNDS OF THE TRUST                                            ADVISORY FEES (APPLICABLE FOR EACH FUND)
------------------                                            ----------------------------------------
Gartmore Short Duration Bond Fund                             0.35% on assets up to $500 million*
(formerly Morley Capital Accumulation Fund)                   0.34% on  assets of $500  million  and more but less than $1 billion
                                                              0.325% on assets of $1 billion and more but less than $3 billion
                                                              0.30% on assets of $3 billion and more but less than $5 billion
                                                              0.285% on assets of $5 billion and more but less than $10 billion
                                                              0.275% for assets of $10 billion and more

Gartmore Enhanced Income Fund                                 0.35% on assets up to $500 million
(formerly Gartmore Morley Enhanced Income Fund)               0.34% on  assets of $500  million  and more but less than $1 billion
                                                              0.325% on assets of $1 billion and more but less than $3 billion
                                                              0.30% on assets of $3 billion and more but less than $5 billion
                                                              0.285% on assets of $5 billion and more but less than $10 billion
                                                              0.275% for assets of $10 billion and more

----------
* Effective until at least February 27, 2007, the Adviser has agreed to cap its Advisory Fee at 0.25%.